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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

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                        Date of Report: December 1, 1997
                                    TTR INC.
             (Exact name of registrant as specified in its charter)

           Delaware                   0-22055                  11-3223672
(State or Other Jurisdication     (Commission File            (IRS Employer
       of Incorporation)              Number)               Identification No.)
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                       1841 Broadway, New York, NY 10023
                     (Address of Principal Executive Offices)

                                  212-333-3355
               (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS

     TTR Technologies Ltd., an Israeli company ('TTR-Israel') and wholly-owned subsidiary of TTR Inc., a Delaware corporation ('TTR' or the 'Company'), Doug
Carson & Associates Inc., an Oklahoma corporation ('DCA') and a leading supplier of signal processors used by CD-ROM and DVD replicators in the production process of CD ROMs and DVDs, and Nimbus CD International Inc., a Delaware corporation, a leading CD ROM replicator ('Nimbus'), entered into a Development and OEM Licensing Agreement (the 'License') providing for, inter-alia, the incorporation of the Company's DiscGuard technology into Nimbus' replicating machines to produce a first-run of sample DiscGuard treated CD ROMs
(hereinafter, the 'First-Run').

     Recently, in November of 1997, DCA was accorded an exclusive royalty free license to incorporate the DiscGuard technology into DCA's mastering interface system or its signal processing systems used to create pre-recorded master discs which are used to mass-produce DiscGuard treated CD-ROM and DVD discs
(hereinafter, the 'DiscGuard Enhanced MIS') and to market and distribute units of such DiscGuard Enhanced MIS. The DCA license is to commence upon the successful completion of the First-Run and the exclusivity provisions terminate if certain pre-defined minimum sales or upgrade criteria are not satisfied. Upon the development of the DiscGuard Enhanced MIS to TTR's satisfaction, TTR and DCA are to install the DiscGuard Enhanced MIS onto one of Nimbus' mastering machines to produce, initially, the First-Run, pursuant to a royalty-free license by DCA to Nimbus to use the DiscGuard Enhanced MIS for such purpose.
Following successful completion of the First-Run, DCA and Nimbus are to negotiate the terms of a lease or purchase by Nimbus of the DiscGuard Enhanced
MIS so as to allow Nimbus to mass produce DiscGuard treated CD ROM and DVD discs for use by software publishers. The successful negotiation and completion of a lease or purchase respecting the DiscGuard Enhanced MIS is necessary to Nimbus' use of the License. No assurance can, however, be given as to sucessful completion of such license or purchase.

     Subject to the successful completion of the First-Run and the lease or purchase by Nimbus of the DiscGuard Enhanced MIS, Nimbus has been granted an exclusive non-transferable world-wide license, for a period of six (6) months from the date of the successful First-Run, to mass-produce DiscGuard treated CD
ROM and DVD discs. Following such six month period, the exclusivity provision shall end and the License shall continue in full force and effect on a non-exclusive basis. TTR is entitled to fees equal to a percentage of the premium charged by Nimbus for DiscGuard treated discs. Additionally, TTR is entitled to receive a fee respecting each DiscGuard System protected title distributed by Nimbus.

     TTR anticipates that each replicator (other than Nimbus) to whom will be accorded a license to use the DiscGuard technology will need to enter into a separate license or purchase (or other arrangement) respecting the DiscGuard
Enhanced MIS. Additionally, each replicator will need to lease from TTR, by way of a separate


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agreement, the component of the DiscGuard technology (Enabling Software) which enables the DCA Enhanced MIS to actually produce the DiscGuard treated discs.

     Management believes that the successful integration of the DiscGuard technology into Nimbus' replicating machines and the successful completion of the First Run will serve to expose the Company's DiscGuard technology to CD ROM and DVD replicators and software and compact disc content publishers worldwide, thereby establishing the infrastructure necessary for software publishers to integrate the Company's technology into their software products and offerings.
No assurance can, of course, be given as to the successful integration of the DiscGuard technology into Nimbus replicating machines or the successful completion of the First-Run.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 1997                         TTR INC.

                                               By: /s/ Marc D. Tokayer
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                                                   Marc D. Tokayer
                                                   President